UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (405) 429-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 16, 2016, the Company issued a press release announcing that it had elected to defer interest payments then due with respect to its 7.5% senior notes due 2023 and 7.5% senior convertible notes due 2023 (collectively, the “2023 Notes”).

On March 15, 2016, within the 30-day interest payment grace period provided for in the indentures governing the 2023 Notes, the Company made payments of approximately $21.7 million in satisfaction of its obligations under the 2023 Notes. Further, on March 16, 2016, the Company made approximately $28.4 million in interest payments then due with respect to its 7.5% senior notes due 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDRIDGE ENERGY, INC.
(registrant)

Date: March 16, 2016	By:	/s/ Philip T. Warman
	Name:	Philip T. Warman
	Title:	Senior Vice President and General Counsel

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